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                                                                    EXHIBIT 23.1



                      CONSENT OF PRICEWATERHOUSECOOPERS LLP
                          TO INCORPORATION BY REFERENCE




We hereby consent to the incorporation by reference in this Registration Statement of Ecolab Inc. on Form S-8 for the Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan of our report dated February 14, 2001 relating to the consolidated financial statements of Ecolab Inc., which appears in the 2000 Annual Report to Shareholders of Ecolab Inc., which is incorporated by reference in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 14, 2001 relating to the financial statement schedule of Ecolab Inc., which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Incorporation of Documents by Reference" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 5, 2001